Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular, Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q1 2013 Record Sales $15.4mm (+11% Organic), Op. Profit $1.1mm

- XenoSure +63% -

BURLINGTON, MA, April 30, 2013 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q1 2013 financial results. The Company posted record sales of $15.4mm and operating income of $1.1mm. The Company also approved a $0.03 per share dividend, provided Q2 2013 guidance and increased its full-year 2013 sales guidance.

Q1 2013 reported sales increased 10% over Q1 2012. International sales increased 15%, while the Americas grew 8%. XenoSure sales increased 63% in Q1 2013. Organic growth was 11% and unit growth was 6% in Q1 2013.

Gross margin in Q1 2013 was 72.9%, vs. 70.9% in Q1 2012, due to lower inventory write-offs, improved manufacturing efficiencies and higher average selling prices, and were partially offset by unfavorable product mix and XenoSure start-up costs.

Q1 2013 operating income was $1.1mm vs. $0.9mm in Q1 2012. The increase was due to higher sales and gross margin, partially offset by higher operating expenses. The Company’s operating margin in the quarter was 7%. Q1 2013 net income doubled to $0.8mm or $0.05 per diluted share, vs. $0.4mm, or $0.02 per diluted share in Q1 2012.

George W. LeMaitre, Chairman and CEO commented, “Q1 2013 was our second consecutive quarter of double digit sales growth. Sales grew 15% internationally, as our larger sales force continues to benefit from a tightened focus on open vascular. We also improved our gross margin, despite XenoSure transfer start-up costs. Separately, our two 2013 launches have concluded their beta trials; MultiTASC and 1.5mm valvulotome are now being sold in Europe and North America.”

Total operating expenses in Q1 2013 were $10.1mm, vs. $9.0mm in the year earlier quarter. This 12% increase was driven largely by higher selling costs, expenses associated with our new

Canadian and Swiss subsidiaries, the Affordable Care Act tax and increased R&D expenses. The Company ended Q1 2013 with 83 sales representatives, up from 79 in the prior year period. During the quarter, the Company also completed its pre-market release of the MultiTASC remote endarterectomy device, and recently began selling its 1.5mm Expandable LeMaitre Valvulotome.

Cash and marketable securities were $15.3mm at March 31, 2013, a decrease of $1.1mm during the quarter, mainly due to increased inventories and other working capital items, as well as capital expenditures largely related to the XenoSure transition.

Quarterly Dividend

On April 24th 2013, the Company’s Board of Directors approved a quarterly cash dividend of $0.03 per share of common stock. The dividend will be paid on June 5, 2013 to shareholders of record on May 22, 2013. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the determination of the Board of Directors.

Business Outlook

The Company expects Q2 2013 sales of $15.6mm (+9% organic versus Q2 2012), and operating income of $1.2mm (8% operating margin). The Company increased its 2013 full-year sales guidance to $61.7mm (+9% organic vs. 2012), and maintained its operating income guidance of $5.0mm (8% operating margin). All guidance excludes the effects of changes in foreign currency exchange rates, acquisitions and divestitures.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-474-9503 (+1 857-244-7556 for international callers), using pass-code 12861180. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP (“organic”) results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales and growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and other events. The Company refers to this calculation of non-GAAP sales amounts and percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q2 2013 and 2013 sales and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences increased expense, production delays or quality difficulties in the transition of the XenoSure manufacturing operations; risks related to attracting, training and retaining sales representatives and other employees in new markets such as Switzerland and Canada; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$15,302	$16,448
Accounts receivable, net	9,357	9,048
Inventories	11,265	10,859
Other current assets	2,804	2,776

Total current assets	38,728	39,131

Property and equipment, net	5,379	4,544
Goodwill	13,749	13,749
Other intangibles, net	4,965	5,191
Deferred tax assets	262	273
Other assets	163	172

Total assets	$63,246	$63,060

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$929	$1,060
Accrued expenses	6,470	6,777
Acquisition-related obligations	475	557

Total current liabilities	7,874	8,394

Deferred tax liabilities	1,673	1,673
Other long-term liabilities	361	105

Total liabilities	9,908	10,172

Stockholders’ equity
Common stock	166	165
Additional paid-in capital	64,683	64,694
Accumulated deficit	(3,024)	(3,869)
Accumulated other comprehensive loss	(728)	(433)
Less: treasury stock	(7,759)	(7,669)

Total stockholders’ equity	53,338	52,888

Total liabilities and stockholders’ equity	$63,246	$63,060

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2013	March 31, 2012

Net sales	$15,382	$13,928
Cost of sales	4,176	4,058

Gross profit	11,206	9,870

Operating expenses:
Sales and marketing	5,768	5,213
General and administrative	2,882	2,668
Research and development	1,273	1,135
Medical device excise tax	160	—

Total operating expenses	10,083	9,016

Income from operations	1,123	854

Other income (loss):
Interest income, net	(3)	7
Other income (loss), net	(50)	(198)

Total other income (loss), net	(53)	(191)

Income before income taxes	1,070	663

Provision for income taxes	224	277

Net income	$846	$386

Net income per share of common stock:
Basic	$0.06	$0.03

Diluted	$0.05	$0.02

Weighted average shares outstanding:
Basic	15,219	15,294

Diluted	15,648	15,726

Cash dividends declared per common share	$0.030	$0.025

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2013		March 31, 2012
	$	%	$	%
Net Sales by Geography
Americas	$10,248	67%	$9,474	68%
International	5,134	33%	4,454	32%

Total Net Sales	$15,382	100%	$13,928	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2013
Net sales as reported	$15,382
Impact of currency exchange rate fluctuations	62

Adjusted net sales		$15,444

For the three months ending March 31, 2012
Net sales as reported		$13,928

Adjusted net sales increase for the three months ending March 31, 2013		$1,516	11%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending June 30, 2013
Net sales per guidance	$15,600
Impact of currency exchange rate fluctuations	105

Adjusted net sales		$15,705

For the three months ending June 30, 2012
Net sales as reported		$14,361

Adjusted net sales increase for the three months ending June 30, 2013		$1,344	9%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2013
Net sales per guidance	$61,700
Impact of currency exchange rate fluctuations	260

Adjusted net sales		$61,960

For the year ending December 31, 2012
Net sales as reported		$56,735

Adjusted net sales increase for the year ending December 31, 2013		$5,225	9%